Exhibit 10.1

Equity Transfer Agreement

Holder: Yulu Bai (hereinafter “Party A”)
Permanent Address: Rm.108, Building 24, Caozhuangyuan St No.3, Nanming District, Guiyang City, Guizhou
ID Card No.: 520102196412161618
Tel.: 139 0851 1699

Holder: Yudong Ji (hereinafter “Party B”)
Permanent Address: Rm.2, 30th Floor, Building B, North Zhonghua St No.60, Yunyan District, Guiyang City, Guizhou
ID Card No.: 520103195407262811
Tel.: 139 0850 2197

Holder: Yi Zeng (hereinafter “Party C”)
Permanent Address: Rm.8, 2nd Floor, Building 2, East Pisanmin St No.30, Yunyan District, Guiyang City, Guizhou
ID Card No.: 520103196910092017
Tel.: 139 8418 8666

Holder: Qin Shi (hereinafter “Party D”)
Permanent Address: No.17-3 Xindongmenwai, Defeng Town, Liping County, Guizhou
ID Card No.: 522631195503200033
Tel.: 158 8511 5631

Transferee: China Bingwu Forestry Group Limited. (hereinafter “Party E”)
Registered Address: Rm 1613, 16th Floor, Tai Yau Building, 181 Johnston Road, Wan Chai, HK
Tel.: 00852-25832400
Legal Representative: TU REN PING
Title: Director
Nationality: Canada

The agreement was signed by Party A,Party B,Party C, Party D and Party E on the issue of Qixinan Aosen Forestry Co., Ltd (hereinafter “Aosen”) stock transfer on May 18th, 2010 in Qianxinan State, Guizhou.

Upon friendly consultation, equality and mutual benefit, Party A,Party B, Party C, Party D and Party E enter into the agreements as follows: I Share Transfer Pricing and Payment

(I) Party A agrees to transfer its holding 66.2% shares of Aosen to Party E in the value of RMB 11,229,500 (or in the equivalent value by a foreign currency with the exchange rate on the payment day); Party E agrees to purchase the said shares in this price and amount, or make capital contribution in an equivalent amount.

Party B agrees to transfer its holding 13% shares of Aosen to Party E in the value of RMB 2,205,190 (or in the equivalent value by a foreign currency with the exchange rate on the payment day); Party E agrees to purchase the said shares in this price and amount, or make capital contribution in an equivalent amount.

Party C agrees to transfer its holding 8% shares of Aosen to Party E in the value of RMB 1,357,040 (or in the equivalent value by a foreign currency with the exchange rate on the payment day); Party E agrees to purchase the said shares in this price and amount, or make capital contribution in an equivalent amount.

Party D agrees to transfer its holding 12.8% shares of Aosen to Party E in the value of RMB 2,171,264 (or in the equivalent value by a foreign currency with the exchange rate on the payment day); Party E agrees to purchase the said shares in this price and amount, or make capital contribution in an equivalent amount.

(II) Party E agrees to pay Party A,Party B, Party C and Party D the above-mentioned amount in one-time in full within 30 working days upon meeting the following conditions:

1. All parties have signed this agreement;

2. This equity transfer agreement has been approved by the relevant business departments of the People's Republic of China.

3. The local Industrial and commercial administrative department where Aosen is administered has finished changing business registration procedures.

II Guarantee

Party A,Party B, Party C, and Party D (herein after “Holder”) should guarantee that the transferred shares to Party E is Holder’s true assets in Aosen. Holder enjoys the right of legal share ownership and the right of complete disposition. Holder shall ensure no mortgage, pledge or guarantee of the transferred shares. After the transfer, Holder’s original rights and obligations based on the said shares will transfer to Party E along.

III Profit and Loss Sharing

Holder agrees to assist Party E to handle shareholding change in registration after the signing of this agreement. Since the procedures of Aosen share ownership change has finished, Party E shall become the shareholder of Aosen, sharing the loss and profit according to the proportion of investments and articles of association.

IV Expenses and Procedure Handling

Party E shall bear all the costs relating to share transfer under this agreement.

V Contract Change and Termination

This agreement may be changed or terminated, but must be signed by all involved parties in writing, in the cases of: 1. Unfulfillment of this agreement due to force majeure or external factors which can not be prevented with no fault of any party;

2. Loss of ability of one party to the actual performance;

3. that one party has seriously affected the economic interests of the observant party, which leads to fulfill this agreement unnecessarily;

4. that all parties consent to the change or termination of this agreement upon negotiation because of circumstance changes.

VI Settlement of Disputes

1. The disputes related with the validity, performance, breach and discharge of this agreement should be settled through friendly consultations by all parties.

2. In case the agreement cannot be reached, any party may summit the dispute to the court that has the jurisdiction over the matter.

VII Effectiveness of Contract

The contract will come into force after signed and sealed by all parties and ratified by the related business departments of the People's Republic of China.

VIII Supplementary Articles

The contract is in tentuplicate. Holder and Party E each holds one copy hereof, Aosen files one copy, and the others will be submitted to the commercial department and industry and commerce administration authorities. All of the copies are considered as originals and of the same effect.

Party A (Authorized Signature): Yulu Bai

Party B (Authorized Signature): Yudong Ji

Party C (Authorized Signature): Yi Zeng

Party D (Authorized Signature): Qin Shi

Party E (Stamp): China Bingwu Forestry Group Limited

Legal Representative (Signature):

May 18th, 2010